INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements, which are statements about matters that are not historical or current facts. In addition, our management may from time to time make forward-looking statements orally to analysts, investors, the news media and others. Forward-looking statements often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “would,” “should,” “could,” “may” or similar words. Among the forward-looking statements in this report are statements relating to:

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our expectation that our liquidity and capital resources will be adequate to meet our cash needs to support our ongoing business, service our debt structure, and capital expenditures in the normal course of business;

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our expectation that billing and collection initiatives will improve our revenue cycle and billing process and will generate additional incremental capital resources available for our current operations;

•	our belief that our new order intake system will result in significant improvements in our operating efficiency and overall rates of collection;

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our anticipated organic growth in patients, improvements relating to supplier pricing and vendor leverage, increases in net revenue relating to newly negotiated provider contracts, and increases in net revenue and cost savings associated with an automated order intake system designed to increase supply revenue and reduce human capital costs;

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our expectation that we may repurchase our common stock from time to time in open market purchases or in privately negotiated transactions subject to the limitations provided in our respective debt agreements;

•	our intentions to satisfy all of NASDAQ's requirements for relisting;

•	our expectation that our common stock will continue to trade on the OTC Bulletin Board under our current symbol, ROHI, during the NASDAQ listing process;

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our expectation that the PPACA, MIPPA, the SCHIP Extension Act, DRA and MMA provisions, when fully implemented, could have a material adverse effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations;

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our belief that changes in the law or new interpretations of existing laws could have a dramatic effect on permissible activities, the relative costs associated with doing business and the amount of reimbursement by government and other third-party payors;

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our belief that if payment amounts for oxygen equipment and contents are further reduced in the future, this could have a material adverse effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations;

•	our belief that our business may continue to be significantly impacted by changes mandated by Medicare legislation;

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our belief that significant changes in payor mix, business office operations, economic conditions or trends in federal and state governmental health care coverage could affect our collection of accounts receivable, cash flows and results of operations;

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our belief that further reduction of payment amounts for oxygen equipment and contents could have a material adverse effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations;

•	our belief that volume increases in the CBAs and our market share gains in the cities where we were awarded contracts will more than offset the reductions in reimbursement rates over time;

•	our expectation that we will continue to face challenges related to financial and Medicare reimbursement regulatory changes in the near and long-term future;

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our belief that current cash balances together with cash generated from our operations and available credit under our revolving credit facility will be sufficient to meet our working capital, capital expenditure, and other cash needs during the next twelve months;

•	our belief that changes in management estimates may occur because the Company and others in the health care business are subject to certain inherent risks;

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our expectation that we will be successful in continuing to identify additional asset and equipment purchase opportunities and that we will be able to successfully transition a high percentage of the associated patients onto service with our Company;

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our belief that future changes from quarterly updates to ASP pricing, as well as any future dispensing fee reductions or eliminations, if they occur, could have a material adverse effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations;

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our belief that our implementation of more stringent collection standards will ultimately result in greater collection of amounts due from patients despite an increase in our DSO due to increased patient responsibility;

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our belief that the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded;

•	our belief that if we are unable to collect our accounts receivable on a timely basis, our revenues, profitability and cash flow likely will significantly decline;

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our belief that we do not have off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues, profit margins, profitability, operating cash flows and results of operations;

•	our belief that seasonal impact on our business is not material; and

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any and all statements contained in this report regarding the intent, belief or current expectations regarding the matters discussed in this report and all statements that are not statements of historical fact.

There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this report. A discussion of certain factors that could cause actual conditions, events or results to differ materially from those expressed in any forward-looking statements appears in “Part I, Item 1A-Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011 and under the heading “Certain Significant Risks and Uncertainties” in Note 8 of the Consolidated Financial Statements included herein, as well as other factors described in our filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this report. We do not undertake any obligation to update or otherwise release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.